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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investsor Fund
Select Series Technology Portfolio 2,
Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-45437 of our opinion dated January 14, 1999, relating to the Statement of Condition of Equity Investor Fund, Select Series Technology Portfolio 2, Defined Asset Funds and to the reference to us under the heading 'How The Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 14, 1999